Neuro-HiTech, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2006

	Historical
ASSETS	Neuro Hitech, Inc.	Q-RNA	Pro Forma Adjustments			Pro Forma Combined

Current Assets
Cash & Cash Equivalents	$2,827,753	$117,663	$(117,663)	(b	)	$2,827,753
Accounts Receivable	158,150	702	$(702)	(b	)	$158,150
Inventory	20,995	-	-			$20,995
Prepaid Expenses	42,797	6,300	(6,300)	(b	)	$42,797
Goodwill			16,222,919	(c	)	$16,222,919
Deferred Charges	274,052	-	-			$274,052
Total Current Assets	3,323,747	124,665				19,546,666

Furniture & Fixtures, net	7,996	121,794	(121,794)	(b	)	7,996

Total Assets	$3,331,743	$246,459				$19,554,662

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable & Accrued Expenses	$819,348	$6,719,418	$(6,719,418)	(b	)	$819,348
Total current Liabilities	819,348	6,719,418				819,348

Stockholders' Equity
Preferred Stock:		3,553	(3,553)	(d	)
Common Stock	9,441	2,442	(600)	(e	)	11,283
Paid in Capital	7,888,001	3,317,558	12,903,519	(f	)	24,109,078
Accumulated Deficit	(5,385,047)	(9,796,512)	9,796,512	(g	)	(5,385,047)
Total Stockholders' Equity	2,512,395	(6,472,959)				18,735,314

Total Liabilities and Stockholders' Equity	$3,331,743	$246,459				$19,554,662

(b) Represents elimination of assets and liabilities not assumed
(c ) Represents merger consideration over net assets and liabilities assumed
(d ) Represents elimination of preferred stock in merger
(e ) Records the cancellation of Q-RNA shares as a result of the merger
(f) Represents the fair market value of stock and warrants issued to shareholders of Q-RNA
(g) Represents elimination of deficit of Q-RNA

The accompanying notes are an integral part of these consolidated financial statements.

Neuro-HiTech, Inc.
Unaudited Pro Forma Combined Statements of Operations
For the Year Ended December 31, 2005

	Historical		Pro Forma		Pro Forma
	Neuro Hitech	Q-RNA	Adjustments		Combined

Sales	$208,343	$-	$-		$208,343
Cost of Goods Sold	(102,637)	-	-		$(102,637)

Gross Profit	105,706	-	-		105,706

Operating (Expenses)
Selling General & Administrative	(389,706)	(806,242)	456,242	(a)	$(739,706)
Research and Development	(678,798)	(2,189,882)	1,879,020	(a)	$(989,660)
					$-
Total Operating Expenses	(1,068,504)	(2,996,124)	-		(1,729,366)
Operating (Loss)	(962,798)	(2,996,124)	-		(1,623,660)

Other Income
Interest/Dividend Income	7,957	(252,801)	252,801	(a)	$7,957
Total Other Income	7,957	(252,801)	-		7,957

(Loss) before Provisions for IncomeTaxes	(954,841)	(3,248,925)	-		(1,615,703)

Provisions for Income Taxes	-	-	-		-

Net (Loss)	(954,841)	(3,248,925)	-		(1,615,703)

Basic and Diluted (Loss) per common share	(0.11)	(0.91)	-		(0.14)

Weighted Average Number of Common Shares	8,327,056	3,552,866	-		11,283,606

(a)	Eliminates the effect of Q-RNA operations not acquired

Neuro-HiTech, Inc.
Unaudited Pro Forma Combined Statements of Operations
For the Period Ended September 30, 2006

	Historical		Pro Forma		Pro Forma
	Neuro Hitech	Q-RNA	Adjustments		Combined

Sales	$182,800	$-	$-		$182,800
Cost of Goods Sold	(95,111)	-	-		$(95,111)

Gross Profit	87,689	-	-		87,689

Operating (Expenses)
Selling General & Administrative	(433,084)	(1,846,002)	1,526,002	(a)	$(753,084)
Research and Development	(685,401)	(319,151)	-		$(1,004,552)
					$-
Total Operating Expenses	(1,118,485)	(2,165,153)			(1,757,636)
Operating (Loss)	(1,030,796)	(2,165,153)			(1,669,947)

Other Income
Interest/Dividend Income	37,254	-			$37,254
Total Other Income	37,254	-			37,254

(Loss) before Provisions for IncomeTaxes	(993,542)	(2,165,153)			(1,632,693)

Provisions for Income Taxes	-	-			-

Net (Loss)	(993,542)	(2,165,153)			(1,632,693)

Basic and Diluted (Loss) per common share	(0.11)	(0.61)			(0.14)

Weighted Average Number of Common Shares	9,441,606	3,552,866			11,283,606

(a)	Eliminates the effect of Q-RNA operations not acquired

NEURO-HITECH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 29, 2006, Neuro-Hitech Inc. (“Neuro” or the “Company”) completed the acquisition of Q-RNA, Inc. (“Q-RNA”) in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”) with QA Acquisition Corp., a Delaware corporation, QA Merger LLC, a Delaware limited liability company, Q-RNA and Dr. David Dantzker, as the “Representative” of the Q-RNA security holders (“Q-RNA Securityholders”).

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Neuro and Q-RNA after giving effect to the acquisition under the purchase method of accounting.

Adjustments in the accompanying notes to the pro forma combined financial information reflect the acquisition of no assets except for certain intellectual property and contracts and the assumption of no liabilities.

The unaudited pro forma condensed combined balance sheet reflects the pro forma balance sheet of Neuro as if the acquisition had occurred as of September 30, 2006. The unaudited pro forma condensed combined statements of operations of Neuro for the year ended December 31, 2005 and nine months ended September 30, 2006 are presented to show the effects of the acquisition as if it had occurred on December 31, 2005 and September 30, 2006, respectively.

The purchase price allocation presented herein is preliminary; accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.

The unaudited pro forma financial information does not purport to represent what Neuro’s results of operations would have been had the transaction in fact occurred on the dates indicated above, nor to project Neuro’s financial position or results of operations for any future date or period. In the opinion of Neuro’s management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes, the consolidated financial statements of Neuro and the related notes included in Neuro’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and the financial statements of Q-RNA and the related notes for the years ended December 31, 2005 and December 31, 2004 and the nine month period September 30, 2006 previously filed with this report on Form 8-K.